Exhibit 10.31

JOINDER AND AMENDMENT TO MASTER LEASE AGREEMENT

(Master Sublease)

THIS JOINDER AND AMENDMENT TO MASTER LEASE AGREEMENT is dated this 30th day of October, 2015 (this “Amendment”), by and among certain affiliates of MPT Development Services, Inc., as further described on the signature pages hereto (collectively, jointly and severally, “Lessor”), and certain affiliates of Capella Holdings, Inc., a Delaware corporation (“Capella Holdings”), as further described on the signature pages hereto (collectively, jointly and severally, “Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee (without regard for the joinders under this Amendment) are parties to that certain Master Lease Agreement, dated as of August 31, 2015 (as the same may be modified, amended or restated from time to time, the “Master Sublease”), pursuant to which Lessor subleases to Lessee certain real property and improvements (including improvements consisting of multiple healthcare facilities), as more particularly described in the Lease.

WHEREAS, Kershaw Hospital, LLC, a South Carolina limited liability company (“Kershaw Lessee”), and KershawHealth, a South Carolina special purpose district (“Kershaw Seller”), are parties to that certain Asset Purchase Agreement, dated as of September 25, 2015 (the “Underlying Acquisition Agreement”).

WHEREAS, pursuant to the Underlying Acquisition Agreement, Kershaw Lessee has agreed to (i) purchase from the Kershaw Seller certain parcels of improved and unimproved real property located in Kershaw County and Lancaster County, South Carolina, the legal descriptions of which are set forth on Exhibit A-5 attached hereto, including all herediments, easements, rights of way and other appurtenances related thereto (collectively, the “Kershaw Owned Land”), and all buildings, improvements and fixtures located thereon (the Kershaw Owned Land and such improvements being referred to herein, collectively, as the “Kershaw Owned Property”), and (ii) to lease from Kershaw Seller certain real property and improvements located at (a) 1315 Roberts Street, Camden, Kershaw County, South Carolina, commonly known as KershawHealth Medical Center and (b) 40 Pinnacle Parkway and 52 Pinnacle Parkway, Elgin, Kershaw County, South Carolina, commonly known as KershawHealth Primary Care (Elgin), KershawHealth Outpatient Center at Elgin, and KershawHealth Urgent Care at Elgin, all as more particularly set forth on Exhibit A-6 attached hereto (collectively, the “Kershaw Leased Property” and together with the Kershaw Owned Property, the “Kershaw Property”).

WHEREAS, Capella Holdings, Capella Health Holdings, LLC, a Delaware limited liability company (“Capella JV”), Kershaw Lessee, Kershaw Clinics, LLC (“Kershaw Clinics”) and Kershaw Anesthesia, LLC (“Kershaw Anesthesia”), each a South Carolina limited liability company, MPT of Kershaw-Capella, LLC (“MPT Kershaw Owner”) and MPT of Kershaw-Capella Hospital, LLC (“Kershaw Lessor”), each a Delaware limited liability company, are parties to that certain Kershaw Master Agreement, dated as of the date hereof (the “Kershaw Master Agreement”), pursuant to which (a) Kershaw Lessee has assigned to MPT Kershaw Owner its rights to acquire the Kershaw Owned Property directly from Kershaw Seller and (b) Kershaw Lessee has agreed to assign to MPT Kershaw Owner its rights, title, and interest under that certain Lease Agreement, dated as of the date hereof (as amended, modified or restated from time to time, the “Kershaw Medical Center Lease”), pursuant to which Kershaw Seller is leasing the Kershaw Leased Property to Kershaw Lessee.

WHEREAS, in accordance with the Kershaw Master Agreement, MPT Kershaw Owner (a) acquired the Kershaw Owned Property from Kershaw Seller and (b) assumed all of Kershaw Lessee’s right, title and interest under the Kershaw Medical Center Lease pursuant to that certain Assignment and Assumption dated as of the date hereof (collectively, the “Kershaw Transaction”).

WHEREAS, in connection with the Kershaw Transaction, MPT Kershaw has made a term loan to Kershaw Lessee, Kershaw Clinics, and Kershaw Anesthesia, on a joint and several basis, in the original principal amount of Nine Million One Hundred Ninety-Nine Thousand Three Hundred and No/100 Dollars ($9,199,300.00), as evidenced by that certain Promissory Note, dated as of the date hereof (as amended, modified or restated from time to time, the “Kershaw Acquisition Note”).

WHEREAS, MPT Kershaw Owner and Kershaw Lessor have joined and become parties to that certain Master Lease Agreement, dated as of August 31, 2015 (as the same has been or may be modified, amended or restated from time to time, the “Master Lease”), which has been amended contemporaneously herewith to provide, among other things, that (a) the Kershaw Property is subject to the Master Lease, and (b) MPT Kershaw Owner is leasing the Kershaw Owned Property and subleasing the Kershaw Leased Property to Kershaw Lessor in accordance therewith.

WHEREAS, the parties desire to amend the Master Sublease to provide, among other things, (a) that the Kershaw Property is subject to the Master Sublease, (b) that Kershaw Lessor and Kershaw Lessee are joined as lessor and lessee thereunder, respectively, (c) that Kershaw Lessor is subleasing the Kershaw Property to Kershaw Lessee in accordance therewith, and (d) for certain other amendments and modifications as hereinafter set forth.

NOW, THEREFORE, in consideration of mutual covenants, conditions and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1. Capitalized Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Master Sublease.

2. Amendments. Notwithstanding any provisions of the Master Sublease to the contrary, effective immediately, the parties hereby amend the Master Sublease as follows:

(a) Joinders and Additions.

(i) Lessor. Kershaw Lessor is joined and added as a “Lessor” under the Master Sublease. “Schedule 1-A” of the Master Sublease is hereby deleted in its entirety and replaced with Schedule 1-A attached hereto.

(ii) Lessee. Kershaw Lessee is joined and added as a “Lessee” under the Master Sublease. “Schedule 1-B” of the Master Sublease is hereby deleted in its entirety and replaced with the Schedule 1-B attached hereto.

(iii) Owned Property. A new “Exhibit A-5” is added to the Master Sublease entitled “Kershaw Owned Land” in the form attached as Exhibit A-5 to this Amendment.

(iv) Leased Property. A new “Exhibit A-6” is added to the Master Sublease entitled “Kershaw Leased Land” in the form attached as Exhibit A-6 to this Amendment

(v) Permitted Exceptions (Owned). A new “Exhibit B-5” is added to the Master Sublease entitled “Permitted Exceptions –Kershaw Owned Land” in the form attached as Exhibit B-5 attached to this Amendment.

(vi) Permitted Exceptions (Leased). A new “Exhibit B-6” is added to the Master Sublease entitled “Permitted Exceptions –Kershaw Leased Land” in the form attached as Exhibit B-6 attached to this Amendment.

(vii) Facilities. A new “Exhibit F” is added to the Master Sublease entitled “Kershaw Facilities” in the form attached as Exhibit F attached to this Amendment.

(viii) Lease Base. “Schedule 3.1(a)” of the Master Sublease is deleted in its entirety and replaced with Schedule 3.1(a) attached hereto.

(b) Definitions.

(i) New Defined Terms. Article I is amended to add the following as new defined terms and definitions under the Master Sublease:

Elgin Center: Collectively, the outpatient services center, primary care facility and urgent care facility located at 40 Pinnacle Parkway and 52 Pinnacle Parkway, Elgin, Kershaw County, South Carolina, commonly known as KershawHealth Primary Care (Elgin), KershawHealth Outpatient Center at Elgin, and KershawHealth Urgent Care at Elgin which are operated at the Kershaw Leased Property.

Elgin Center Amount: As defined in Section 9.2(a).

Kershaw Acquisition Note: That certain Promissory Note, dated as of October 30, 2015, made by Kershaw Lessee, Kershaw Clincs, LLC and Kershaw Anesthesia, LLC, jointly and severally, in favor of Kershaw Lessor, as the same may be amended, modified or restated from time.

Kershaw Facility: The healthcare facilities or operations listed on Exhibit F attached hereto.

Kershaw Land: Collectively, the Kershaw Owned Land and the Kershaw Leased Land.

Kershaw Lease Rent: As defined in Section 3.4.

Kershaw Leased Land: That certain real property located in Camden, Kershaw County, South Carolina as more particularly described on Exhibit A-6 attached hereto and made a part hereof by reference and incorporation, together with all hereditaments, easements, mineral rights, rights of way and other appurtenances related thereto.

Kershaw Leased Property: The Kershaw Leased Land and related Leased Improvements located thereon relating to the Kershaw Medical Center and the Elgin Center.

Kershaw Lessee: Kershaw Hospital, LLC, a South Carolina limited liability company, together with its successors and permitted assigns.

Kershaw Lessor: MPT of Kershaw-Capella Hospital, LLC, a Delaware limited liability company.

Kershaw Master Agreement: That certain Kershaw Master Agreement, dated as of October 30, 2015 by and among Capella Holdings, Capella JV, Kershaw Lessee, Kershaw Clinics, Kershaw Anesthesia, MPT Kershaw Owner, and Kershaw Lessor, as modified, amended, or restated from time to time.

Kershaw Medical Center: That certain One Hundred Twenty-One (121)-licensed bed general acute care hospital facility operated at the Kershaw Leased Land, commonly known as KershawHealth Medical Center.

Kershaw Medical Center Lease: That certain Lease Agreement, dated as of October 30, 2015, between Kershaw Seller and MPT of Kershaw-Capella, LLC, a Delaware limited liability company, relating to the Kershaw Medical Center, as modified, amended or restated from time to time.

Kershaw Owned Land: That certain real property located in Kershaw County, South Carolina and Lancaster County, South Carolina as more particularly described on Exhibit A-5 attached hereto and made a part hereof by reference and incorporation, together with all hereditaments, easements, mineral rights, rights of way and other appurtenances related thereto.

Kershaw Property: The Kershaw Land and related Leased Improvements located thereon relating to the Kershaw Facility.

Kershaw Seller. KershawHealth, a South Carolina special purpose district.

(ii) Restated Defined Terms. Article I is amended to restate in its entirety each of the following defined terms and definitions:

Facility: Each of the Oklahoma Facility, the Oregon Facility, the South Carolina Facility and the Kershaw Facility, sometimes collectively referred to as the “Facilities.”

Facility Lessee: The Oklahoma Lessee, with respect to the Oklahoma Property, the Oregon Lessee, with respect to the Oregon Property, the South Carolina Lessee, with respect to the South Carolina Property, the Kershaw Lessee, with respect to the Kershaw Property, and the Lessee party thereto, with respect to any New Property.

Facility Lessor: The Oklahoma Lessor, with respect to the Oklahoma Property, the Oregon Lessor, with respect to the Oregon Property, the South Carolina Lessor, with respect to the South Carolina Property, the Kershaw Lessor, with respect to the Kershaw Property, and the Lessor party thereto, with respect to any New Property.

Land: The Oklahoma Land, the Oregon Land, the South Carolina Land and the Kershaw Land, each together with all hereditaments, easements, mineral rights, rights of way and other appurtenances related thereto, and any other parcel of land acquired or leased and made subject to this Lease.

MPT Real Estate Owner: Collectively, MPT of Hartsville-Capella, LLC, MPT of McMinnville-Capella, LLC, MPT of Muskogee-Capella, LLC and MPT of Kershaw-Capella, LLC, each a Delaware limited liability company.

Obligation Documents: Individually and collectively, this Lease, the Mortgage Loan Documents, the Acquisition Note, the Kershaw Acquisition Note, the Kershaw Master Agreement, the Affiliate Separate Leases, the Guaranty, the Pledge Agreement, the Environmental Indemnification Agreements, the Security Agreement, the Non-Competition Agreements, the Subordination of Management Agreement and the Collateral Assignment, as any of the same may be modified, amended or restated from time to time.

Rent: Collectively, the Base Rent (as increased in accordance with the provisions of Section 3.1(b)), the Oklahoma Ground Lease Rent, the Kershaw Lease Rent, and the Additional Charges.

(c) Other Amendments.

(i) Leased Property. The last paragraph of Article II is amended and restated as follows:

Notwithstanding the foregoing, this Lease is expressly made subject to the terms and conditions of the Master Lease, the Oklahoma Ground Lease and the Kershaw Medical Center Lease, copies of which have been provided to Lessee prior to the execution hereof. MPT Real Estate Owner has acknowledged and consented to the terms and provisions of this Lease and Lessee’s rights as sublessee of the Leased Property, including, without limitation, Lessee’s options to purchase the Leased Property as provided herein. MPT Real Estate Owner has further agreed to cooperate with Lessor and Lessee and to perform such acts and execute such agreements and instruments as shall be necessary to effect the terms and provisions of this Lease, and to comply with all requirements and perform all obligations pursuant to the Master Lease. Notwithstanding anything to the contrary contained in this Lease, if (a) during (i) the final Extension Term of this Lease, the Oklahoma Ground Lease expires by its terms, or (ii) during the Term, the Kershaw Medical Center Lease expires by its terms, in either case, without Lessor or Lessee being able to negotiate an extension of the respective terms thereof acceptable to the parties, or (b) Lessor rejects the Oklahoma Ground Lease or the Kershaw Medical Center Lease in a bankruptcy proceeding, the Base Rent shall be reduced in accordance with Section 5.2. To the extent either the Oklahoma Ground Lease or the Kershaw Medical Center Lease have any renewal options that cover a period during the Term, Lessee and Lessor agree that Lessor shall exercise such renewal options.

(ii) Kershaw Lease Rent. Article III is amended to add the following as new Section 3.4 thereof:

3.4 Rent and Payments under the Kershaw Medical Center Lease. Lessee shall pay all rent and all other charges and amounts due and payable under the Kershaw Medical Center Lease (collectively, the “Kershaw Lease Rent”) during the Term directly to the “Landlord” thereunder as and when the same becomes due and payable as required under the Kershaw Medical Center Lease, and Lessee shall provide Lessor with reasonable evidence of payment each month confirming that the Kershaw Lease Rent has been timely paid.

(iii) Ownership of Leased Property. Section 6.1 is amended and restated in its entirety as follows:

6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of MPT Real Estate Owner (except that the Leased Improvements located on the Oklahoma Ground Leased Land and the Kershaw Leased Land will revert to the “Landlord” under the Oklahoma Ground Lease and the Kershaw Medical Center Lease, respectively, upon the expiration of the Oklahoma Ground Lease and the Kershaw Medical Center Lease, respectively), that MPT Real Estate Owner has leased the Leased Property to Lessor and that Lessee has only the right to the possession and use of the Leased Property as a sublessee of Lessor and upon and subject to the terms, provisions and conditions of this Lease, the Master Lease, the Oklahoma Ground Lease, the Kershaw Medical Center Lease and the Existing Subleases.

(iv) Primary Intended Use. For purposes of Section 7.2 and establishing the Primary Intended Use of the Kershaw Property, (a) the portion of the Kershaw Leased Property on which the Kershaw Medical Center is located shall be used and operated as a general acute care hospital, (b) the portion of the Kershaw Leased Property on which the Elgin Center is located shall be used and operated as an outpatient services center, primary care facility and urgent care center, (c) all other portions of the Kershaw Property (excluding those described in clauses (a) and (b) above) shall be used and operated for commercial uses consistent with the current uses as of the Commencement Date for the Kershaw Property, and, in each case, for such other legal ancillary uses as may be necessary in connection with or incidental to such uses and, in each case, subject to all covenants, restrictions, easements, and all other matters of record (including those set forth in the Permitted Exceptions).

(v) Granting Easements. Section 7.3 is amended and restated in its entirety as follows:

7.3 Lessor to Grant Easements. From time to time during the Term, upon the request of Lessee, and so long as no Event of Default then exists, and no event has then occurred which with the giving of notice or the passage of time or both would constitute such an Event of Default, Lessor may, in its reasonable discretion, subject to the terms of the Master Lease, the Oklahoma Ground Lease (if applicable) and the Kershaw Medical Center Lease (if applicable), and at Lessee’s cost and expense, (a) grant easements and other rights in the nature of easements, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property or any portion thereof; (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (d) execute petitions to have the Leased Property or any portion thereof annexed to any municipal corporation or utility district; (e) execute amendments to any covenants and restrictions affecting the Leased Property or any portion thereof; and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Lessor of such information as Lessor may reasonably require confirming that such grant, release, dedication, transfer, petition or amendment is required for, and not materially detrimental to, the proper conduct of the Primary Intended Use on the Leased Property and does not reduce the value of the Leased Property or any portion thereof.

(vi) Reserves. Section 9.2(a) and (b) are amended and restated in their entirety as follows:

(a) Beginning on the Initial Commencement Date and on each Reserve Payment Date thereafter during the Term, Lessee shall deliver to Lessor quarterly deposits with respect to each Facility in an amount equal to (x) the product of (i) One Thousand and

No/100 Dollars ($1,000.00) (the “Dollar Amount”), multiplied by (ii) the number of beds placed in service or use at each such Facility as of the most recent Adjustment Date, multiplied by (iii) 0.25, plus (y) $5,200 (the “Elgin Center Amount”) (the sum of the amounts in clauses (x) and (y), the “Reserve”); provided, that the first such deposit on the Initial Commencement Date shall be for the period from the Initial Commencement Date through October 1, 2015 and shall be prorated based on a three hundred sixty (360) day year. The aggregate amount of the Reserve shall not exceed an amount equal to twelve (12) times the amount that was required to be paid on the most recent Adjustment Date (the “Reserve Cap”) (and installments otherwise required under this Section 9.2(a) shall be reduced to the extent that the amount thereof plus the amount of the Reserve held by Lessor on the applicable Reserve Payment Date exceeds the Reserve Cap). For payments prior to the first Adjustment Date, the number of beds in service or in use at each such Facility shall be assumed to be the following: for the Oregon Facility, eighty-eight (88), for the Oklahoma Facility, three hundred twenty (320), for the South Carolina Facility, one hundred sixteen (116), and for the Kershaw Facility, one hundred twenty-one (121), with the total beds placed in service or in use at all of the Facilities as of the Initial Commencement Date being six hundred forty-five (645). On each Adjustment Date after the Initial Commencement Date, the number of beds shall be determined by the actual number of beds placed in service or certified to be available for use in connection with such Facilities as of such Adjustment Date, which shall not be reduced without the prior written consent of Lessor.

(b) The Reserve shall be held by Lessor in an interest bearing account for the purpose of making Major Repairs to the applicable portions of the Leased Property. Lessor shall advance to or reimburse Lessee for Major Repairs, limited to the amount of the Reserve, upon Lessor’s receipt from Lessee of documentation of such costs that is sufficient in Lessor’s reasonable judgment. Beginning on January 1, 2017 and on each Adjustment Date thereafter during the Term, the applicable Dollar Amount and the Elgin Center Amount shall be increased by the greater of (i) Two Percent (2.0%) of the prior year’s applicable Dollar Amount or Elgin Center Amount, and (ii) the percentage by which the CPI published for the month of October prior to the applicable Adjustment Date shall have increased over the CPI figure published for the month of October prior to the previous Adjustment Date (the CPI figure published for the month of October 2015 shall be used in connection with the recalculation on January 1, 2017); provided, however, that in no event shall such increase be more than Four Percent (4.0%) on any Adjustment Date. The amounts in the Reserve shall be used as described above to pay for Major Repairs, or, in the event Lessee fails to make any required non-Major Repairs hereunder, Lessor may use funds in the Reserve for that purpose.

(vii) Insurance. Article XIII is amended to add the following as new Section 13.9 thereof:

13.9 Insurance Required under Kershaw Medical Center Lease. Lessee shall obtain and maintain all insurance required to be maintained by the tenant pursuant to the Kershaw Medical Center Lease and provide Lessor with evidence of same.

(viii) Events of Default. Section 16.1 is hereby amended to add the following as new subsection (m) thereof:

(m) if any default or event of default shall occur under the Kershaw Medical Center Lease which is not waived in writing or cured within the applicable cure period as provided therein.

(ix) Indemnification. Article XXII is amended to add the following subsections (L) and (M) to the end of the first sentence thereof:

(L) ANY FAILURE ON THE PART OF LESSEE TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THE KERSHAW MEDICAL CENTER LEASE AS REQUIRED UNDER THE TERMS OF THIS LEASE, AND (M) ANY REVERSION OF THE APPLICABLE LEASED IMPROVEMENTS UNDER KERSHAW MEDICAL CENTER LEASE TO THE “LANDLORD” THEREUNDER DURING THE FIXED TERM OR DURING ANY EXTENSION TERM EXERCISED HEREUNDER BY LESSEE.

(x) Covenants, Restrictions, etc. Section 40.7 is amended such that the rights described in Section 40.7 are subject to the terms of the Kershaw Medical Center Lease (as applicable).

(xi) Article XL is amended to add the following as a new Section 40.27 thereof:

40.27 Kershaw Medical Center Lease. MPT Real Estate Owner has subleased the Kershaw Leased Property to the Kershaw Lessor and the Kershaw Lessor hereby subleases the Kershaw Leased Property to Lessee subject to the terms of the Kershaw Medical Center Lease and solely for the purpose of using the Kershaw Leased Property in connection with the operation of the Kershaw Facility located thereon. Lessee shall perform and fulfill all of Lessor’s obligations and responsibilities under the Kershaw

Medical Center Lease from and after the date hereof and Lessee accepts, assumes and agrees to comply with, perform and observe all of the terms, conditions, provisions, limitations and obligations contained in the Kershaw Medical Center Lease to be performed on the part of Lessor as lessee therein, including the payment of rent required under the Kershaw Medical Center Lease. Lessor and Lessee acknowledge and agree that in the event this Lease is terminated or canceled for any reason (i) the Kershaw Medical Center Lease and all right, title and interest thereunder shall automatically revert to Lessor pursuant to the Master Lease (provided, however, in the event Lessee has failed to perform and pay all obligations under the Kershaw Medical Center Lease, Lessee shall indemnify and hold Lessor harmless for all such obligations as provided in Article XXII hereof), and (ii) Lessee shall, immediately upon request by Lessor, sign, acknowledge, provide and deliver to Lessor any and all documents, instruments or other writings (all in recordable form) which are or may become necessary, proper and/or advisable to cause the Kershaw Medical Center Lease to revert to Lessor as provided herein. Lessee shall not, without Lessor’s prior written consent, which consent may be granted or denied in Lessor’s sole discretion (i) assign, transfer or convey any interest, right or obligation in, to or under the Kershaw Medical Center Lease, (ii) sublease any portion of the Kershaw Leased Property, (iii) terminate, modify, amend, restate or change in any way the Kershaw Medical Center Lease, or (iv) exercise any option to purchase the Kershaw Leased Property. Lessee agrees that it will promptly upon receipt forward to Lessor copies of all notices, requests, demands and other correspondence and documents directed to and/or received from the Kershaw Seller.

3. Representations and Warranties. Each of the parties to this Amendment hereby represent and warrant to the other parties to this Amendment that (a) the execution and delivery of this Amendment and the obligations created hereby have been duly authorized by all necessary proceedings on its part, (b) it has full legal right, power and authority to enter into this Amendment and to incur the obligations provided for herein, (c) this Amendment constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditor’s rights or contractual obligations generally and, as to enforcement, to general principles of equity, regardless of whether applied in a proceeding at law or in equity; and (d) no approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of any other person is required in connection with its execution and delivery of this Amendment or its consummation and performance of the transactions contemplated hereby.

4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5. Ratification. Except as expressly amended hereby, the parties hereby confirm and ratify the Lease in all respects.

6. Necessary Action. Each party shall perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

7. Joint Drafting. The parties hereto and their respective counsel have participated in the drafting and redrafting of this Amendment and the general rules of construction which would construe any provisions of this Amendment in favor of or to the advantage of one party as opposed to the other as a result of one party drafting this Amendment as opposed to the other or in resolving any conflict or ambiguity in favor of one party as opposed to the other on the basis of which party drafted this Amendment are hereby expressly waived by all parties to this Amendment.

8. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9. Entire Agreement; Modification. This Amendment, including the exhibits attached hereto, and other written agreements executed and delivered in connection herewith by the parties, shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment, unless the severance of such provision would be in opposition to the parties’ intent with respect to such provision.

10. Counterparts. This Amendment may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

[Intentionally left blank.]

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this Amendment as of the date first above written.

LESSOR: MPT OF HARTSVILLE-CAPELLA HOSPITAL, LLC MPT OF MCMINNVILLE-CAPELLA HOSPITAL, LLC MPT OF MUSKOGEE-CAPELLA HOSPITAL, LLC MPT OF KERSHAW-CAPELLA HOSPITAL, LLC

By:	MPT Development Services, Inc.
Its:	Sole Member of each above-referenced entity

By:	/s/ Emmett E. McLean
Name: Emmett E. McLean
Title: Executive Vice President and COO

[Signature page 1 of 2 to First Amendment to Master Lease]

LESSEE: HARTSVILLE, LLC

By: Carolina Pines Holdings, LLC
Its: Managing Member

By:	/s/ Michael A. Wiechart
Name: Michael A. Wiechart
Title: Chief Executive Officer and President

MUSKOGEE REGIONAL MEDICAL CENTER LLC

By:	/s/ Michael A. Wiechart
Name: Michael A. Wiechart
Title: Chief Executive Officer and President

WILLAMETTE VALLEY MEDICAL CENTER, LLC

By:	/s/ Michael A. Wiechart
Name: Michael A. Wiechart
Title: Chief Executive Officer and President

KERSHAW HOSPITAL, LLC

By:	/s/ Michael A. Wiechart
Name: Michael A. Wiechart
Title: Chief Executive Officer and President

[Signature page 2 of 2 to First Amendment to Master Lease]

Exhibit A-5

Legal Description – Kershaw Owned Land

Parcel 1 (Main Hospital Campus) (LEASEHOLD ESTATE): (1315 Roberts Street and 1209 Dubose Court)

All that certain piece, parcel or tract of land lying and being situated in the State of South Carolina, County of Kershaw, in the City of Camden, fronting the Southeast side of Haile Street and the Southwest side of Roberts Street and the Northwest side of Dubose Court and being more particularly described as follows:

Beginning at an iron pin at the intersection of Roberts Street and Haile Street on the edge of the Southern right of way of Roberts Street and the Eastern right of way of Haile Street and running with the southern right of way of Roberts Street for two (2) calls to wit: South 39 degrees 15 minutes 58 seconds East for a distance of 363.71 feet to a calculated point; thence a non radial curve to the right with a chord bearing and distance of South 24 degrees 16 minutes 12 seconds East, 676.10 feet (Radius 12265.08; Arc Length 684.38') to a PK Nail; thence leaving said right of way and running South 52 degrees 01 minutes 25 seconds West for a distance of 253.65 feet to found iron pipe; thence South 37 degrees 30 minutes 57 seconds East to a calculated point on the western right of way of DuBose Court, passing an iron pin at 71.86 feet; thence running with said right of way for six (6) courses to wit; South 35 degrees 02 minutes 05 seconds West for a distance of 37.12 feet to a drill hole; thence South 22 degrees 54 minutes 06 seconds West for a distance of 182.48 feet to a calculated point; thence South 29 degrees 55 minutes 51 seconds West for a distance of 145.38 feet to an iron pin; thence South 22 degrees 54 minutes 19 seconds West for a distance of 109.13 feet to and iron pin; thence South 21 degrees 33 minutes 01 seconds West for a distance of 151.87 feet to an iron pin; thence South 08 degrees 26 minutes 21 seconds West for a distance of 91.60 feet to an iron pin; thence leaving the right of way of DuBose Court and running North 87 degrees 59 minutes 55 seconds West for a distance of 117.96 feet to a calculated point in the creek; thence running with the creek for five (5) courses to wit: North 03 degrees 50 minutes 57 seconds East for a distance of 294.04 feet to a calculated point; thence North 01 degrees 15 minutes 22 seconds West for a distance of 457.51 feet to a calculated point; thence North 32 degrees 40 minutes 34 seconds West for a distance of 107.76 feet to a calculated point; thence North 28 degrees 07 minutes 30 seconds West for a distance of 493.76 feet to a calculated point; thence North 21 degrees 03 minutes 32 seconds West for a distance of 201.00 feet to a calculated point in the creek on the Eastern right of way of Haile Street; thence with the eastern right of way of said street for three (3) course to wit: North 54 degrees 10 minutes 34 seconds East for a distance of 121.65 feet to a calculated point; thence a non radial curve to the left with a chord bearing and distance of North 52 degrees 03 minutes 00 seconds East 331.80 feet (Radius 6677.00; Arc Length 331.83') to a calculated point; thence North 50 degrees 15 minutes 11 seconds East for a distance of 42.96 feet to the Point of Beginning. Property contains 16.86 acres more or less.

Exhibit A-5

Parcel 2 (Elgin Campus) (LEASEHOLD ESTATE): (40 Pinnacle Parkway, Elgin)

All that piece or parcel of land, lying in the Town of Elgin, Kershaw County, State of South Carolina fronting on Executive Drive, Pinnacle Parkway and Whiting Way and more particularly described as follows:

Beginning at an iron pin in the intersection of Executive Drive and Whiting Way and running with Whiting Way on a non-radial curve to the left with a chord bearing of S72°47'20"W for 710.09 feet (R=1006.08 feet; L=725.73 feet) to an iron pin set; thence leaving Whiting Way and running with property of Outpost Rood Mart Inc. for two courses to-wit: N01°44'50"W for 434.75 feet to a blazed tree; thence N15°51'27"E for 238.52 feet to an iron pin found with cap; thence running with second parcel (52 Pinnacle Parkway) N53°53'41"E for 418.88 feet to an iron pin found; thence running with Camden Bone and Joint LLC for two courses to-wit: N53°54'36"E for 133.44 feet to a nail in a stump; thence S47°51'06"E for 44.02 feet to a found iron pin on the western right of way of Pinnacle Parkway; thence with Pinnacle Parkway a non-radial curve to the left with a chord bearing of S24°35'46"E for 412.28 feet (R=247.00 feet; L=487.76 feet) to a found iron pin at the intersection of Pinnacle Parkway and Executive Drive; thence with Executive Drive S03°40'51"W for 375.69 feet to the Point of Beginning.

Contains 9.70 acres more or less.

(52 Pinnacle Parkway, Elgin)

All that piece or parcel of land lying in the Town of Elgin, Kershaw County, State of South Carolina and fronting on Pinnacle Parkway and more particularly described as follows:

Beginning on the northern right of way of Pinnacle Parkway at the eastern corner of property of Camden Bone and Joint LLC; thence leaving Pinnacle Parkway and running with property of Camden Bone & Joint for three courses to-wit: N47°37'36"W for 275.09 feet to an found iron pin; thence S51°18'24"W for 140.52 feet to an iron pin found; thence S36°05'50E for 234.93 feet to a found iron pin in the property line of Parcel 1 (40 Pinnacle Parkway); thence with Parcel 1 S53°53'41"W for 418.88 feet to a found iron pin with cap; thence running with property of Outpost Food Mart, Inc. S49°43'13"W for 366.81 feet to a found iron pin; thence running with property of Coldbranch Partnership N40°20'21"W for 157.43 feet to an iron pin found on the eastern right of way of a proposed road; thence with eastern right of way of proposed road for 7 courses to-wit: a non-radial curve to the left with a chord bearing of N23°12'32"E for 57.16 feet (R=283.00 feet; L=57.30 feet) to a found iron pin; thence N17°26'34"E for 457.09 feet (passing a found iron pin at 149.93 feet) to a found iron pin; thence a curve to the right with a chord bearing of N38°06'25"E for 248.00 feet (R=342.00 feet; L=246.28 feet) (passing found iron pins at 61.63 feet; 123.07 feet, 184.49 feet) to a found iron pin; thence N58°47'27"E for 292.02 feet (passing iron pins at 146.01 feet and 156.65 feet) to a found iron pin; thence a non-radial curve to the right with a chord bearing of S84°38'27"E for 199.64 feet (R=167.00 feet; L=213.98 feet) (passing found iron pins at 53.19 feet, 106.50 feet and 159.91 feet) to a found iron pin; thence S47°40'04"E for 340.86 feet to a point (passing found iron pin at 300.72 feet) on the western right of way of Pinnacle Parkway; thence with Pinnacle Parkway S42°22'07"W for 169.32 feet to the Point of Beginning.

Contains 9.45 acres more or less.

Parcel 3: (1165 Highway South)

All that piece, parcel or tract of land lying, being and situate in the City of Luguff, Kershaw County, State of South Carolina being more particularly described as follows:

Beginning at a point on the centerline of U.S. Highway 1 South; thence from said Point of Beginning with said centerline N66-38-25E for 1222.55 feet to a point; thence turning with the Kornegay Funeral Home line S01-55-30E for 64.87 feet to a found crimp tp pipe; thence with the Camden Elks Lodge line the following two (2) courses to wit: S02-06-15E for 64.87 feet to a found concrete monument; (2) S01-57-31E for 201.87 feet to a found iron pipe; thence with the Victor Ward Estate line the following two (2) courses to wit: (1) S01-57-00E for 173.14 feet to a found crimp top pipe; (2) S03-16-17E for 467.66 feet to a found iron pipe; thence with the Eubanks line the following two (2) courses to wit: (1) S63-37-55W for 187.36 feet to a found jack shaft; (2) S64-03-06W for 86.36 feet to a set iron pin; thence with the Rabon line N49-49-02W for 1213.10 feet to the Point of Beginning.

Also described as follows:

Parcel 1:

All that piece, parcel or tract of land lying, being and situate in the State of South Carolina, County of Kershaw, and in the Lugoff area of Wateree Township, containing 15.77 acres, as shown on the plat hereinafter referred to, and being bounded generally North by US Highway #1; East by Kornegay Funeral Home, The Camden Elks Lodge, property now of formerly of Victor Ward Estate and by Tract “B”, property of Jessie Phillip Jackson, Jr. being simultaneously conveyed to Kershaw County Medical Center; South by Tract “B”, being conveyed to Kershaw County Medical Center and by property now or formerly of Linda Eubanks, et al; Southwest by property now or formerly of Mitchell D. Rabon and by property now or formerly of M.F. McFarland, III; and, West by property now or formerly of Mitchell D. Rabon.

The above described property is more particularly shown as Tract “A” on that plat prepared for Kershaw County Medical Center by J. Henry Walker, III, P.L.S., dated July 3, 1995 and revised July 11, 1995 and recorded in the Office of the Clerk of Court for Kershaw County in Plat Book A-29 at Page 1.

Parcel 2:

All that piece, parcel or tract of land lying, being situate in the State of South Carolina, County of Kershaw, and in the Lugoff area of Wateree Township, containing 1.99 acres, more or less, as shown on the plat hereinafter referred to, (previously called 2.04 acres) and being bounded generally North and West by property of the Sallie R. Jones Testamentary Trust being simultaneously conveyed to Kershaw County Medical Center; East by property now or formerly of Victor Ward Estate; and, South by property now or formerly of Linda Eubanks, et al.

Also, such rights of ingress and egress as the grantor may have over and upon a dirt road in the approximate location shown on plat herein referred to or over the Jones Estate property.

The above described property is more particularly shown as Tract “B” on that plat prepared for Kershaw County Medical Center by J. Henry Walker, III, P.L.S., dated July 3, 1995, revised July 11, 1995 and recorded in the Office of the Clerk of Court for Kershaw County in Plat Book A-29 at Page 1.

Parcel 4: (1218 Roberts Street)

Parcel 6

All that piece, parcel or lot of land, with improvements thereon, lying and being and situate in the State of South Carolina, County of Kershaw, City of Camden, at the southeast intersection of Roberts Street and Villepigue Street, containing 0.47 acres, more or less, and being more particularly shown as Lot 9, Block 7, Overbrook Subdivision, on that plat prepared by Thomas W. Broadway, Jr., RLS, dated September 24, 2007 and recorded in the Office of the Register of Deeds for Kershaw County in Plat Book C25 at Page 4A.

Parcel 5: (1215 Gardner Street)

Parcel 7

All that parcel or lot of land, with improvements thereon, lying and being and situate in the State of South Carolina, County of Kershaw, lying at the Southwest intersection of Villepigue and Gardner Streets and fronting on the South side of Villepigue Street for a distance of One Hundred Seventy-five (175) feet and running back southwardly therefrom for a distance of One Hundred Forty-one and 8/10 (141.8) feet on its Eastern boundary and One Hundred Twenty-nine and 4/10 (129.4) feet on its Western boundary, and measuring One Hundred Eighty-three and 1/10 (183.1) feet on its Southern boundary and being bounded as follows: North by Villepigue Street; East by Gardner Street; South by Lot #11, as shown on plat hereinafter referred to, property n/f of J. B. McGuirt; and, West by Lot #9, as shown on said Plat, property n/f of J. B. McGuirt.

Parcel 6: (1213 Gardner Street)

Parcel 8

All that certain piece, parcel or lot of land, lying and situate in the State of South Carolina, County of Kershaw, in the City of Camden, fronting on the West side of Gardner Street for a distance of 100 feet and extending back of a uniform width of 100 feet to a depth on its Northern boundary of 183.1 feet, more or less, and to a depth on its Southern boundary of 188.6 feet, more or less, and being bounded generally as follows: North by Lot 10, Block 7; East by Gardner Street; South by Lot 12 Block 7, property now or formerly of Kelley; and, West by Lot 8 Block 7, property now or formerly of Myers.

Parcel 7: (1329 Haile Street)

All that piece, parcel or lot of land, with improvements thereon, situate, lying and being in the City of Camden, County of Kershaw, State of South Carolina, and being shown and designated as Lot #3 on subdivision plat of property of Christie Rodgers dated May 24, 1963, recorded in Plat Book 30 at Page 209, Office of the Clerk of Court for Kershaw County. Said lot fronts Southeastwardly on Haile Street for one hundred (100) feet and runs back therefrom of increasing width to a depth of two hundred seventytwo (272) feet on its Northeast side and a depth of one hundred sixty-nine and 5/10 (169.5) feet on its Southwest side, with width at the rear of Northwestern boundary of one hundred twenty-five (125) feet, and being bounded as follows: Northeast by Lot 4 on said plat; Southeast by Haile Street; Southwest by Lot on said plat; and, Northwest by right of way Southern Railway.

Also described as follows:

All that piece or parcel of land lying on the western side of Haile Street in the City of Camden, Kershaw County, State os South Carolina and being more particularly described as follows:

Beginning at an iron pin set on the western right of way of Haile Street on the eastern corner of Lots 3 and 4 and running with Lot 3 N45°15'00"W for 272.00 feet to an iron pin set on the now or former right of way of Southern Railroad; thence running with said right of way N07°41'50"E for 76.60 feet to an iron pin set; thence running with property of Maples S53°56'11"E for 183.03 feet to an iron pin found; thence running with property of Tetterton S53°06'17"E for 137.50 feet to a point on the western right of way of Haile Street (passing iron pin at 131.70 feet and 1.2 feet left)' thence with Haile Street S44°45'00"W for 100.00 feet to the Point of Beginning.

Contains 0.56 acres more or less.

Parcel 8: (1327 Haile Street)

All that piece, parcel or lot of land, with improvements thereon, lying, being and situate in the State of South Carolina, County of Kershaw, City of Camden, on the Northwest side of Haile Street, fronting thereon 100 feet, more or less, and extending back Northwestwardly therefrom with diminishing width to a depth of 321.7 feet, more or less, and being bounded as follows: Northeast by property now or formerly of Watkins and Moore; Southeast by Haile Street; Southwest by Lot 3, as shown on the plat hereinafter referenced; and, Northwest by the right of way of the Southern Railroad.

The above described property is more particularly shown as Lot No. 4 on that plat of property of Christie Rogers, prepared by A.B. Boykin, Surveyor, dated May 24, 1963 and recorded in the office of the Register of Deeds for Kershaw County in Plat Book 30 at Page 209.

Also described as follows:

All that piece or parcel of land lying on the western side of Haile Street in the City of Camden, Kershaw County, State of South Carolina and being more particularly described as follows:

Beginning at an iron pin found at the southern corner of Lots 2 and 3 on the western right of way of Haile Street; thence running with Lot 2 N45°15'00"W for 196.50 feet to an iron pin set on the now or former Southern Railroad right of way; thence with said right of way N07°41'50"E for 125.30 feet to an iron pin set on the western corner of Lots 3 and 4; thence with Lot 4 S45°15'00"E for 272.00 feet to an iron pin set on the western right of way of Haile Street; thence with Haile Street S44°45'00"W for 100.00 feet to the Point of Beginning

Parcel 9: (1111 Mill Street)

All that piece, parcel or lot of land lying on the west side of Mill Street in the City of Camden, County of Kershaw and Sate of South Carolina, fronting East on Mill Street Sixty and Seventy-five hundredths (60.75) feet and extending back west of a uniform width to a depth of One Hundred Fifteen (115) feet, more or less, and being bound as follows: North by the strip of land below described; East by Mill Street; South by property now or formerly of Ethel Birchmore; and West by property of Kornegay and/or Beard.

Also, a strip of land adjacent to the above described property on the north side thereof, fronting east on Mill Street Thirty and thirty-eight hundredths (30.38) feet running back westwardly therefrom for a distance of One Hundred Fifteen (115) feet, more or less, and being bound as follows: North by a Fifteen (15) foot strip of land reserved for a street; East by Mill Street; South by the lot above described; and, West by the remaining property of C. G. Kornegay.

A width of Fifteen (15) feet on the northern boundary of this property is reserved for use of a street, a similar width having been dedicated on the south side of the adjacent property for the same purpose.

Also described as follows:

All that piece or parcel of land lying in the City of Camden, Kershaw County, South Carolina at the corner of Korngay Court and Mill Street and more particularly described as follows:

Beginning at a point in the center of Korngay Court (on the right of way of Mill Street and running with Mill Street S02°00'00"E for 90.05 feet (passing mag nail set at 15.38 feet) to an iron pin set; thence leaving Mill Street and running with property now or formerly of C&S Bank of S.C. S88°57'07"W for 115.00 feet to a found iron pin; thence running with property of Yound N02°00'00"W for 90.05 feet (passing an iron pin at 74.67 feet) to a point in the center of Korngay Court; thence running with center line N88°57'07"E for 115.00 feet to the Point of Beginning.

Contains 0.24 acres more or less.

Parcel 10: (124 Battleship Road)

All that certain piece, parcel or lot of land, with improvements thereon, lying, being and situate in the State of South Carolina, County of Kershaw, in DeKalb Township, and being more specifically shown and delineated upon a plat prepared and designated as E. Michael Sheheen, General Partner, dated February 17, 1988, by Carl A. Holland, Jr., SCRLA, recorded in Plat Book 38 at Page 565. Also shown on plat prepared for Harvey Branham, Jr. by Daniel Riddick and Associates, Inc. dated February 10, 1992 recorded in Plat Book 40 at Page 197. According to said latter mentioned plat, the property contains 3 acres, more or less, and is located about one (1) miles West of the Camden City Limits and beginning at the intersection of the rights-of-way of Battleship Road and Lynwood Street runs South 43°07'39" East along the right of way of Lynnwood Street for a distance of 457.42 feet to a new iron; thence turns and runs South 46°06'19" West along property of Town and Country, Inc. for a distance of 266.79 feet to a new iron; thence turns and runs North 43°07'39" West along property now or formerly of Town and Country, Inc. for a distance of 213.10 feet to a new iron; thence turns and runs North 56°09'28" West along property now or formerly of Geneki, A General Partnership, for a distance of 250 feet to an old iron on the right of way of Battleship Road; thence turns and runs along the right of way of Battleship Road; on which the property fronts, North 41°23'47" East for a distance of 115.85 feet to a point; thence continuing North 47°25'48" East for a distance of 100.58 feet to a point, thence continuing North 49°56'30" East for a distance of 107.39 feet to a new iron, which is the point of beginning; all measurements being a little more or less.

Parcel 11: (1211 Roberts Street)

Lot 1, Block 11 shown on Plat Book 20 at page 85, more particularly described as follows: All that piece, parcel or lot of land, with improvements thereon, lying, being and situate in the State of South Carolina, County of Kershaw and City of Camden, being irregular in shape and occupying the South intersection of DuBose Court and Roberts Street in Overbrook Subdivision, and being bounded as follows: Northwest by DuBose Court for a distance of 200 feet, more or less; East by Roberts Street for a distance of 177 feet, more or less; South by Lot 3, Block 11, for a distance of 82.5 feet, more or less; and, Southwest by Lot 2, Block 11, for a distance of 79 feet, more or less.

Parcel 12: (110 Cleveland Street)

All that piece, parcel of land, with improvements thereon, fronting 62.5’ feet on the Westerly side of Cleveland Street, North of its junction with Sumter Street, in the Town of Kershaw,

Lancaster County (formerly Kershaw County), South Carolina, having courses and distances as follows: Beginning at a point on the Westerly side of Cleveland Street which points lies N 17-00 W 146.7’ from the Northwesterly corner of the junction with Cleveland Street and Sumter Street; thence S 72-59 W 200’ feet to a point in the Easterly side of 17 foot Alley; thence with said Alley N17-00 W 62.5’ feet; thence N72-59 E 200’ feet with an old fence post and hedge row to a point in the Westerly side of Cleveland Street; thence with the Westerly side of Cleveland Street S17-E 62.5’ feet to the point of beginning; all as more clearly appears from a Map of said area, prepared February 12, 1957, and revised July 10, 1959, recorded in the Office of the Register of Deeds for Kershaw County, SC, in Plat Book 26 at Page 224, all distances being more or less.

Also described as follows:

All that piece or parcel of land lying in the City of Kershaw, Lancaster County, State of South Carolina on south Cleveland Street and more particularly described as follows:

Beginning at a found iron pin on the western right of way of South Cleveland Street and running with said street S17°09'18"E for 62.40 feet to a found iron pin; thence leaving South Cleveland Street and running with property of Phillips S72°52'57"W for 199.92 feet to a found iron pin on the eastern right of way of and Alley; thence running with said Alley N16°51'04"W for 62.76 feet to an iron pin found; thence leaving said Alley and running with property of McMaster N72°59'00"E for 199.59 feet to the Point of Beginning.

Contains 0.29 acres more or less.

Exhibit A-6

Legal Description – Kershaw Leased Land

Parcel 1 (Main Hospital Campus):

All that certain piece, parcel or tract of land lying and being situated in the State of South Carolina, County of Kershaw, in the City of Camden, fronting the Southeast side of Haile Street and the Southwest side of Roberts Street and the Northwest side of Dubose Court and being more particularly described as follows:

Beginning at an iron pin at the intersection of Roberts Street and Haile Street on the edge of the Southern right of way of Roberts Street and the Eastern right of way of Haile Street and running with the southern right of way of Roberts Street for two (2) calls to wit: South 39 degrees 15 minutes 58 seconds East for a distance of 363.71 feet to a calculated point; thence a non radial curve to the right with a chord bearing and distance of South 24 degrees 16 minutes 12 seconds East, 676.10 feet (Radius 12265.08; Arc Length 684.38’) to a PK Nail; thence leaving said right of way and running South 52 degrees 01 minutes 25 seconds West for a distance of 253.65 feet to found iron pipe; thence South 37 degrees 30 minutes 57 seconds East to a calculated point on the western right of way of DuBose Court, passing an iron pin at 71.86 feet; thence running with said right of way for six (6) courses to wit; South 35 degrees 02 minutes 05 seconds West for a distance of 37.12 feet to a drill hole; thence South 22 degrees 54 minutes 06 seconds West for a distance of 182.48 feet to a calculated point; thence South 29 degrees 55 minutes 51 seconds West for a distance of 145.38 feet to an iron pin; thence South 22 degrees 54 minutes 19 seconds West for a distance of 109.13 feet to and iron pin; thence South 21 degrees 33 minutes 01 seconds West for a distance of 151.87 feet to an iron pin; thence South 08 degrees 26 minutes 21 seconds West for a distance of 91.60 feet to an iron pin; thence leaving the right of way of DuBose Court and running North 87 degrees 59 minutes 55 seconds West for a distance of 117.96 feet to a calculated point in the creek; thence running with the creek for five (5) courses to wit: North 03 degrees 50 minutes 57 seconds East for a distance of 294.04 feet to a calculated point; thence North 01 degrees 15 minutes 22 seconds West for a distance of 457.51 feet to a calculated point; thence North 32 degrees 40 minutes 34 seconds West for a distance of 107.76 feet to a calculated point; thence North 28 degrees 07 minutes 30 seconds West for a distance of 493.76 feet to a calculated point; thence North 21 degrees 03 minutes 32 seconds West for a distance of 201.00 feet to a calculated point in the creek on the Eastern right of way of Haile Street; thence with the eastern right of way of said street for three (3) course to wit: North 54 degrees 10 minutes 34 seconds East for a distance of 121.65 feet to a calculated point; thence a non radial curve to the left with a chord bearing and distance of North 52 degrees 03 minutes 00 seconds East 331.80 feet (Radius 6677.00; Arc Length 331.83’) to a calculated point; thence North 50 degrees 15 minutes 11 seconds East for a distance of 42.96 feet to the Point of Beginning. Property contains 16.86 acres more or less.

Exhibit A-6

Parcel 2 (Elgin Campus):

All that piece or parcel of land, lying in the Town of Elgin, Kershaw County, State of South Carolina fronting on Executive Drive, Pinnacle Parkway and Whiting Way and more particularly described as follows:

Beginning at an iron pin in the intersection of Executive Drive and Whiting Way and running with Whiting Way on a non-radial curve to the left with a chord bearing of S72°47'20"W for 710.09 feet (R=1006.08 feet; L=725.73 feet) to an iron pin set; thence leaving Whiting Way and running with property of Outpost Rood Mart Inc. for two courses to-wit: N01°44'50"W for 434.75 feet to a blazed tree; thence N15°51'27"E for 238.52 feet to an iron pin found with cap; thence running with second parcel (52 Pinnacle Parkway) N53°53'41"E for 418.88 feet to an iron pin found; thence running with Camden Bone and Joint LLC for two courses to-wit: N53°54'36"E for 133.44 feet to a nail in a stump; thence S47°51'06"E for 44.02 feet to a found iron pin on the western right of way of Pinnacle Parkway; thence with Pinnacle Parkway a non-radial curve to the left with a chord bearing of S24°35'46"E for 412.28 feet (R=247.00 feet; L=487.76 feet) to a found iron pin at the intersection of Pinnacle Parkway and Executive Drive; thence with Executive Drive S03°40'51"W for 375.69 feet to the Point of Beginning.

Contains 9.70 acres more or less.

All that piece or parcel of land lying in the Town of Elgin, Kershaw County, State of South Carolina and fronting on Pinnacle Parkway and more particularly described as follows:

Beginning on the northern right of way of Pinnacle Parkway at the eastern corner of property of Camden Bone and Joint LLC; thence leaving Pinnacle Parkway and running with property of Camden Bone & Joint for three courses to-wit: N47°37'36"W for 275.09 feet to an found iron pin; thence S51°18'24"W for 140.52 feet to an iron pin found; thence S36°05'50E for 234.93 feet to a found iron pin in the property line of Parcel 1 (40 Pinnacle Parkway); thence with Parcel 1 S53°53'41"W for 418.88 feet to a found iron pin with cap; thence running with property of Outpost Food Mart, Inc. S49°43'13"W for 366.81 feet to a found iron pin; thence running with property of Coldbranch Partnership N40°20'21"W for 157.43 feet to an iron pin found on the eastern right of way of a proposed road; thence with eastern right of way of proposed road for 7 courses to-wit: a non-radial curve to the left with a chord bearing of N23°12'32"E for 57.16 feet (R=283.00 feet; L=57.30 feet) to a found iron pin; thence N17°26'34"E for 457.09 feet (passing a found iron pin at 149.93 feet) to a found iron pin; thence a curve to the right with a chord bearing of N38°06'25"E for 248.00 feet (R=342.00 feet; L=246.28 feet) (passing found iron pins at 61.63 feet; 123.07 feet, 184.49 feet) to a found iron pin; thence N58°47'27"E for 292.02 feet (passing iron pins at 146.01 feet and 156.65 feet) to a found iron pin; thence a non-radial curve to the right with a chord bearing of S84°38'27"E for 199.64 feet (R=167.00 feet; L=213.98 feet) (passing found iron pins at 53.19 feet, 106.50 feet and 159.91 feet) to a found iron pin; thence S47°40'04"E for 340.86 feet to a point (passing found iron pin at 300.72 feet) on the western right of way of Pinnacle Parkway; thence with Pinnacle Parkway S42°22'07"W for 169.32 feet to the Point of Beginning.

Contains 9.45 acres more or less.

Exhibit B-2

Exhibit B-5

Permitted Exceptions – Kershaw Owned Land

AS TO ALL TRACTS

1. Taxes and assessments for the year 2015 and subsequent years, including any roll back taxes.

1165 Highway South (tms#310-00-00-009)

1.	Parcel 1 is subject to a general permit to Southern Bell Telephone and Telegraph Company dated December 30, 1940 and recorded in the Office of the Clerk of Court for Kershaw County in Book CS at Page 321.

2.	Easement in favor of Kornegay Funeral Home dated February 19, 2009 and recorded February 20, 2009 in the Office of the Register of Deeds for Kershaw County in Book 2479 at Page 230.

3.	Easement in favor of Carolina Power & Light Company dated February 22, 1999 and recorded March 15 1999 in the Office of the Register of Deeds for Kershaw County in Book 738 at Page 116.

4.	Matters shown on that certain Plat recorded in the Office of the Register of Deeds for Kershaw County in Plat Book A-29 at Page 1.

5.	Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Assocaties, Inc., of NC on behalf of Smith-Roberts National Association on March 12, 2015, designated Job Number H35045: location of West Wateree sign, transformer, light poles, telephone pedestal on property line, sewer manhole, clean outs, fire hydrant, and water valve.

1218 Roberts Street (TMS#C285-06-00-049), 1215 Gardner Street (TMS#C285-06-00-050) and 1213 Gardner Street (TMS#C285-06-00-052)

1.	As to Parcels 6, 7, and 8: Restrictions appearing of record in Book EL, Page 327, and amendments thereto recorded in Book EX at Page 298.

2.	Note: This exception omits any covenant, conditions or restriction based on race, color, religion, sex, handicap, familial status or national origin as provided in 42 U.S.C. § 3604, law, (b) is exempt under 42 U.S.C. § 3607, or (c) relates to a handicap, but does not discriminate against handicapped people.

Exhibit B-5

3.	As to Parcel 6: Right-of-way to City of Camden dated March 28, 1955 and recorded in Book EX at Page 154.

4.	As to Parcel 6: Easement for electric line and pole as shown on plat dated September 24, 2007 and recorded in Plat Book C25 at Page 4A.

5.	As to Parcel 8: Right-of-Way to City of Camden recorded in Book EX at Page 143.

6.	Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Associates, Inc., of NC on behalf of Smith-Roberts National Association on March 12, 2015, designated Job Number H35052: location of power pole and overhead power line.

1329 Haile Street (TMS#C285-06-00-005)

1.	Matters shown on that certain Plat recorded in the Office of the Register of Deeds for Kershaw County in Plat Book 30 at Page 209.

2.	Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Assocaties, Inc., of NC on behalf of Smith-Roberts National Association on March 4, 2015, designated Job Number H35054: (A) overhead power line traverses property without benefit of easement; (B) power pole on southwesterly property line without benefit of easement; and (C) asphalt parking encroaches.

1327 Haile Street (TMS#C28-06-00-004)

1.	Right of Way easement to Carolina Power & Light Co. dated January 17, 1995 recorded in Book 320 at Page 333.

2.	8’ sanitary sewer easement on Northern corner of lot as shown on Plat Book 30 at Page 209.

3.	Easement for electric power line across Northwest portion of property as shown on Plat Book 30 at Page 209.

4.	Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Associates, Inc. of NC on behalf of Smith-Roberts National Association on March 4, 2015, designated Job Number H35053: (A) asphalt parking lot encroaches adjoining property to the south.

Schedule 3.1(a) - Page 2

1111 Mill Street (TMS#C285-09-00-025)

1.	Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Assocaties, Inc., of NC on behalf of Smith-Roberts National Association on March 2, 2015, designated Job Number H35044: None.

124 Battleship Road (TMS#285-00-00-022)

1.	Easement in favor of City of Camden recorded in the Office of the Register of Deeds for Kershaw County in Book DG at Page 36.

2.	Agreement recorded in the Office of the Register of Deeds for Kershaw County in Book DB at Page 454, as assigned in Book JG at Page 99, Book JG Page 100, Book JG Page 101, and Book JG Page 1790.

3.	Matters shown on that certain Plat recorded in the Office of the Register of Deeds for Kershaw County in Book 38 at Page 565.

4.	Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Assocaties, Inc., of NC on behalf of Smith-Roberts National Association on March 4, 2015, designated Job Number H35048: (A) Kershaw Health sign encroaches into right-of-way of Battleship Road.

1211 Roberts Street (TMS#C285-06-00-048)

1.	Restrictions appearing of record in Book EL, Page 327, and amendments thereto recorded in Book EX at Page 298.

2.	Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Associates, Inc., of NC on behalf of Smith-Roberts National Association on March 19, 2015, designated Job Number H35056: (A) asphalt paving extends into right-of-way of Roberts Street and DuBose Court.

110 Cleveland Street (TMS# 0156I-0X-007.00)

1.	Matters shown on that certain Plat recorded in the Office of the Register of Deeds for Lancaster County in Plat Book 26 at Page 224.

2.	Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Assocaties, Inc., of NC on behalf of Smith-Roberts National Association on March 5, 20015, designated Job Number H35051: (A) Kershaw Health sign encroaches into right-of-way of South Cleveland Street.

Schedule 3.1(a) - Page 3

Exhibit B-6

Permitted Exceptions – Kershaw Leased Land

As to Elgin Campus and the Main Hospital Campus:

1. Taxes and assessments for the year 2015 and subsequent years including any roll back taxes.

2. Terms, provisions and conditions of that certain unrecorded Lease Agreement made as of dated as of November 1, 2015, by and between KershawHealth, a South Carolina political subdivision, as Lessor, and Kershaw Hospital, LLC, a South Carolina limited liability company, as Lessee.

As to Elgin Campus:

40 Pinnacle Parkway:

1. Declaration of Protective Covenants, Conditions, Restrictions and Easements appearing of record at Book 2098, Page 18, and Modification and Amendment recorded thereto in Book 2098, Page 182.

2. Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Associates, Inc. of NC on behalf of Smith-Roberts National Association on March 4, 2015, designated as Job Number H35046;location of power poles on property line, transformers, water valves, light poles, sewer manholes, clean outs, catch basins and water meter.

52 Pinnacle Parkway:

1. Declaration of Covenants, Conditions and Restrictions appearing of record at Book 2321, Page 185.

2. Matters shown on that certain Plat recorded in the Office of the Register of Deeds for Kershaw County in Plat Book C35, at Page 9.

3. Concurrent rights of others to use the easement described in Schedule A.

4. Matters shown on that certain Plat recorded in the Office of the Register of Deeds for Kershaw County in Plat Book C102, at Page 1-A.

5. Easement contained in that certain deed recorded June 21, 2011 in the Office of the Register of Deeds for Kershaw County in Book 2811, at Page 227.

Exhibit B-6

6. Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Associates, Inc. of NC on behalf of Smith-Roberts National Association on March 4, 2015, designated as Job Number H35046: No matters.

As to Main Hospital Campus:

1315 Roberts Street and 1209 Debose Court:

1. Easement to City of Camden dated October 10, 1988 recorded in Book JD at Page 1877.

2. Encroachment upon insured premises by the wood foot bridge on the Southwestern boundary as shown on plat dated July 22, 2008 prepared by Daniel Riddick & Associates, Inc. and recorded in Plat Book C49, at Page 3.

3. Rights of upper and lower riparian owners in and to the use of the waters of Little Pine Tree Creek crossing or adjoining subject property.

4. City of Camden sanitary sewer easement as shown on plat prepared by Daniel Riddick & Associates, Inc. dated July 22, 2008, and recorded in Plat Book C49, at Page 3.

5. Restrictions appearing of record in Book EL, Page 327, and amendments thereto recorded in Book EX at Page 298.

6. Easement to the City of Camden recorded in Book HW at Page 2243.

7. Easement to the City of Camden recorded in Book EZ at Page 483.

8. Easement to the City of Camden recorded in Book EX at Page 143.

9. Matters shown on that certain Plat recorded in the Office of the Register of Deeds of Kershaw County in Plat Book 38, at Page 1018.

10. Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Freeland – Clinkscales & Associates, Inc. of NC on behalf of Smith-Roberts National Association on March 4, 2015, designated as Job Number H35046: location of water valve, water meter, fire hydrant, light poles, transformers, sewer manholes, power poles and overhead power line.

Schedule 3.1(a) - Page 2

Exhibit F

Kershaw Facilities

Kershaw Facilities Located on Kershaw Leased Land:

1. Elgin Center

2. Kershaw Medical Center

Kershaw Facilities Located on Kershaw Owned Land:

Facility/Practice Name	Address
1. KershawHealth Hospice/Home Health	124 Battleship Rd Camden, SC 29020
2. KershawHealth Primary Care at Camden	1111 Mill St Camden, SC 29020
3. KershawHealth Infectious Diseases/ Pulmonary	1218 Roberts Street Camden, SC 29020
4. West Materee Medical Complex	1165 Hwy 1, Suite 500 Lugoff, SC 29078
5. Abandoned House	1215 Gardner Street Camden, SC 29020
6. Empty Lot	1213 Gardner Street Camden, SC 29020
7. Sleep Diagnostic Center at KershawHealth	1329 Haile Street Camden, SC 29020
8. KershawHealth Physical Therapy	110 Cleveland Street Kershaw, SC 29067
9. KershawHealth Urology	1327 Haile Street Camden, SC 29020
10. KershawHealth Human Resources	1211 Roberts Street Camden, SC 29020

Exhibit F

Schedule 1-A

MPT of Hartsville-Capella Hospital, LLC;

MPT of McMinnville-Capella Hospital, LLC;

MPT of Muskogee-Capella Hospital, LLC; and

MPT of Kershaw-Capella Hospital, LLC;

each a Delaware limited liability company, collectively, jointly and severally, as Lessor.

Schedule 1-A

Schedule 1-B

Hartsville, LLC, a South Carolina limited liability company;

Muskogee Regional Medical Center LLC, a Delaware limited liability company;

Willamette Valley Medical Center, LLC, a Delaware limited liability company; and

Kershaw Hospital, LLC, a South Carolina limited liability company collectively, jointly and severally, as Lessee.

Schedule 1-B

Schedule 3.1(a)

The “Lease Base” for each of the Properties are as follows:

Property		Lease Base
Oklahoma Property		$60,000,000
• Oklahoma Owned Land	$13,433,000
• Oklahoma Ground Leased Property	$46,567,000

Oregon Property		$110,000,000

South Carolina Property		$50,000,000

Kershaw Property		$25,800,700
• Kershaw Owned Property	$ 4,100,700
• Kershaw Leased Property	$21,700,000

and, in each case, plus all costs and expenses not included in such sum which are incurred or paid in connection with the purchase and lease of each of the Properties, including, but not limited to legal, appraisal, title, survey, environmental, seismic, engineering and other fees and expenses paid in connection with the inspection of the Properties and each Facility, and paid to advisors and brokers (except to the extent such items are paid by Lessees), and shall include the costs and Capital Additions funded by Lessor (and Lessor’s Affiliates) as provided in Sections 10.1 and 10.4 of this Lease with respect to each Property. Notwithstanding any provision hereof, no item shall be included in the Lease Base for purposes of this Lease to the extent that such item is paid separately by Lessees or is subject to a separate loan repayment obligation of Lessees.

Schedule 3.1(a)